                                                     REGISTRATION NO. 333-

      As filed with the Securities and Exchange Commission on May 31,1996
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                       ________________________________

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933
                       ________________________________

                         MANAGED CARE SOLUTIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                            36-3338328
  (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                      2510 WEST DUNLAP AVENUE, SUITE 100
                            PHOENIX, ARIZONA 85021
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            1995 STOCK OPTION PLAN,
                    1995 DIRECTORS' STOCK OPTION PLAN, AND
                         EMPLOYEE STOCK PURCHASE PLAN
                          (FULL TITLES OF THE PLANS)

   MANAGED CARE SOLUTIONS, INC.                         BELL, BOYD & LLOYD
2510 WEST DUNLAP AVENUE, SUITE 100                  THREE FIRST NATIONAL PLAZA
      PHOENIX, ARIZONA 85021                          CHICAGO, ILLINOIS 60602
    ATTENTION: BLAINE BERGESON                      ATTENTION: WILLIAM G. BROWN
          (602) 943-5660                                  (312) 372-1121
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENTS FOR SERVICE)

                       ________________________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                             Proposed          Proposed
                                                             Maximum            Maximum
           Title of                   Amount to           Offering Price       Aggregate          Amount of
 Securities to be Registered       be Registered(1)         Per Share        Offering Price    Registration Fee
- ---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       580,000 Shares(2)        $3.25            $1,885,000           $650.00
Common Stock, $.01 par value       380,000 Shares(3)        $5.625(4)        $2,137,500(4)        $737.06(4)
===============================================================================================================

(1) THE REGISTRATION STATEMENT ALSO INCLUDES AN INDETERMINATE NUMBER OF ADDITIONAL SHARES THAT MAY BECOME ISSUABLE UNDER THE ANTIDILUTION AND OTHER ADJUSTMENT PROVISIONS OF THE RESPECTIVE PLANS PURSUANT TO RULE 416(A) OF THE SECURITIES ACT OF 1933.
(2) THIS AMOUNT INCLUDES 490,000 SHARES OF COMMON STOCK WHICH ARE ISSUABLE UPON EXERCISE OF OPTIONS PREVIOUSLY GRANTED UNDER THE 1995 STOCK OPTION PLAN AND 90,000 SHARES OF COMMON STOCK WHICH ARE ISSUABLE PURSUANT TO OPTIONS GRANTED UNDER THE 1995 DIRECTORS' STOCK OPTION PLAN.
(3) THIS AMOUNT INCLUDES 60,000 SHARES OF COMMON STOCK WHICH MAY BECOME SUBJECT TO OPTIONS UNDER THE 1995 STOCK OPTION PLAN, 20,000 SHARES OF COMMON STOCK WHICH MAY BECOME SUBJECT TO OPTIONS UNDER THE 1995 DIRECTORS' STOCK OPTION PLAN, AND 300,000 SHARES WHICH MAY BECOME SUBJECT TO OPTIONS UNDER THE EMPLOYEE STOCK PURCHASE PLAN.
(4) IN ACCORDANCE WITH RULE 457(H), CALCULATED ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW SALE PRICES OF THE REGISTRANT'S COMMON STOCK AS QUOTED IN THE CONSOLIDATED REPORTING SYSTEM OF THE NASDAQ NATIONAL MARKET ON MAY 28, 1996, AS REPORTED BY THE WALL STREET JOURNAL (MIDWEST EDITION).

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not required to be included herewith.

Item 2.  Registrant Information and Employee Plan Annual Information.

Not required to be included herewith.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

This registration statement on Form S-8 relates to the registration of shares of common stock of Managed Care Solutions, Inc. (the "Registrant"), $.01 par value per share (the "Common Stock").

The Registrant incorporates herein by reference the following documents in this registration statement:

(a) The Registrant's proxy statement/prospectus dated January 25, 1996 included in the Registrant's registration statement on Form S-4 (registration no. 333-558),

(b) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the proxy statement/prospectus referred to in (a) above, and

(c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock of the Registrant offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

William G. Brown, a partner of Bell, Boyd & Lloyd, counsel for the Registrant, is a director of the Registrant and owns 38,670 shares of its Common Stock.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law empowers Delaware corporations to indemnify any director or officer against expenses, judgments, fines and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, if such director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in connection with any action by or in the right of the corporation if such person is adjudged to be liable for negligence in the performance of his or her duty to the corporation, unless the court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expense that the court shall deem proper. Said section further provides that to the extent that any such person is successful on the merits or otherwise in defense of any action such director or officer shall be indemnified against expenses actually and reasonably incurred by him or her.

          Article EIGHTH of the Registrant's Certificate of Incorporation provides as follows:

               EIGHTH: (1) Each person who is or was a director or officer of the Corporation or a subsidiary of the Corporation and each person who serves or served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each person who is or was an employee or agent of the Corporation or a subsidiary of the Corporation, and each person who serves or has served at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of such persons), may be similarly indemnified at the discretion of the Board of Directors.

               (2) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
     Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               (3) No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the right to indemnification or liability or alleged liability of any person who is or was a director or officer of the Corporation or a subsidiary of the Corporation or any person who serves or served at the request of the Corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise (or the heirs, executors, administrators and estates of any such persons), for or with respect to any acts or omissions of such person occurring prior to such amendment.

          Article VII, Section 5, of Registrant's by-laws provides as follows:

          Section 5. Indemnification of Directors, Officers and Others. Each person who is or was a director or officer of the Corporation or a subsidiary of the Corporation and each person who serves or served at the request of the Corporation as a director or officer (or equivalent) of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended, except as to any action, suit or proceeding brought by or on behalf of the director or officer of the Corporation without prior approval of the board of directors. Each person who is or was an employee or agent of this Corporation, and each person who serves or has served as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be similarly indemnified at the discretion of the board of directors. The indemnification provided by this section 5 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this by-law or the Delaware Corporation Law.

          The Registrant has entered into an indemnification contract with each of its officers and directors that provides for the prompt indemnification of such persons "to the fullest extent permitted by law" against expenses, judgments, fines, penalties and settlements paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), any threatened, pending, or completed action, suit or proceeding or any inquiry or investigation related to the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Registrant or was serving in a similar capacity at the Registrant's request with another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of any act or omission by the Indemnitee in any such capacity. The obligation of the Registrant to indemnify an Indemnitee under the contract is subject to the condition that the reviewing party (a person or body consisting of a director or directors appointed by the Board of Directors who is not a party to the claim for which indemnification is being sought) shall not have determined that the Indemnitee would not be permitted to be indemnified under applicable law.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibits to this registration statement which are required by Item 601 of Regulation S-K are listed in the Index to Exhibits set forth elsewhere in this registration statement.

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)  Not applicable.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)-(j)  Not applicable.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 31, 1996.


                                       MANAGED CARE SOLUTIONS, INC.


                                       By  /s/ Blaine Bergeson
                                           -------------------------------------
                                                     Blaine Bergeson
                                           President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Walter J. McNerney            Chairman and Director          May 31, 1996
- -----------------------------
Walter J. McNerney

/s/ Blaine Bergeson               President, Chief               May 31, 1996
- -----------------------------     Executive Officer
Blaine Bergeson                   and Director

/s/ James A. Burns                Vice Chairman                  May 31, 1996
- -----------------------------     and Director
James A. Burns

/s/ Risa Lavizzo-Mourey           Director                       May 31, 1996
- -----------------------------
Risa Lavizzo-Mourey

/s/ Richard C. Jelinek            Director                       May 31, 1996
- -----------------------------
Richard C. Jelinek

/s/ John Lingenfelter, M.D.       Director                       May 31, 1996
- -----------------------------
John Lingenfelter, M.D.

/s/ Henry Kaldenbaugh, M.D.       Director                       May 31, 1996
- -----------------------------
Henry Kaldenbaugh, M.D.

/s/ William G. Brown              Secretary and Director         May 31, 1996
- -----------------------------
William G. Brown

/s/ Michael J. Kennedy            Chief Financial                May 31, 1996
- -----------------------------     Officer (Principal
Michael J. Kennedy                Financial and
                                  Accounting Officer)

                               Index to Exhibits


          The following are filed as part of this registration statement.

Exhibit                                                             Page Number
Number                       Description of Document                or Reference
- -------                      -----------------------                ------------
4(a)(1)                      Certificate of Incorporation of the
                             Registrant, as amended (incorporated
                             by reference to Exhibit 3(a) to
                             Registrant's registration statement
                             on Form S-1 (No. 33-41253) filed
                             under the Securities Act of 1933).

4(a)(2)                      Certificate of Amendment of
                             Certificate of Incorporation of the
                             Registrant (incorporated by
                             reference to Exhibit 4(a)(2) to
                             Registrant's registration statement
                             on Form S-8 (No. 33-92042).

4(a)(3)                      Certificate of Amendment of                 10
                             Certificate of Incorporation of the
                             Registrant (revising capital stock
                             provisions and changing name).

4(a)(4)                      Certificate of Amendment of                 14
                             Certificate of Incorporation of the
                             Registrant (changing the
                             Registrant's name to Managed Care
                             Solutions, Inc.).

4(a)(5)                      Conformed copy of Certificate of            15
                             Incorporation of the Registrant, as
                             amended.

4(b)(1)                      By-laws of the Registrant
                             (incorporated by reference to
                             Exhibit 3(b) to Registrant's
                             registration statement on Form S-1
                             (No. 33-41253) filed under the
                             Securities Act of 1933).

4(b)(2)                      Amendments to Bylaws of the                 21
                             Registrant.

4(b)(3)                      Conformed copy of Bylaws of the             22
                             Registrant, as amended.

5                            Opinion of Bell, Boyd & Lloyd.              32

15                           None.

23(a)                        Consent of Price Waterhouse LLP
                             with respect to Managed Care Solutions,
                             Inc.                                        34


Exhibit                                                             Page Number
Number                       Description of Document                or Reference
- -------                      -----------------------                ------------
23(b)(1)                     Consent of Miller, Wagner & Company,        35
                             Ltd. with respect to Managed Care
                             Solutions of Arizona, Inc.

23(b)(2)                     Consent of Miller, Wagner & Company,        36
                             Ltd. with respect to Ventana Health
                             Systems, Inc.

23(b)(3)                     Consent of Miller, Wagner & Company,        37
                             Ltd. with respect to Arizona Health
                             Concepts, Inc.

23(c)(1)                     Consent of KPMG Peat Marwick LLP            38
                             with respect to Ventana Health
                             Systems, Inc.

23(c)(2)                     Consent of KPMG Peat Marwick LLP            39
                             with respect to Arizona Health
                             Concepts, Inc.

23(d)                        Consent of Bell, Boyd & Lloyd
                             (included in Ex. 5).

24                           None.

28                           Not applicable.